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                                                                     Exhibit (p)

                             THE VANTAGEPOINT FUNDS
                      VANTAGEPOINT INVESTMENT ADVISERS, LLC
                              ICMA-RC SERVICES, LLC
                        VANTAGEPOINT TRANSFER AGENTS, LLC
                              VANTAGETRUST COMPANY
                           ICMA RETIREMENT CORPORATION

                     POLICY ON PERSONAL INVESTMENT ACTIVITY
                     AND PREVENTION OF THE MISUSE OF INSIDE
                                  INFORMATION

I.       GENERAL POLICY

         The Vantagepoint Funds (the "Funds") is an open-end investment company that is registered under the Investment Company Act of 1940 (the "1940 Act"). Vantagepoint Investment Advisers, LLC ("VIA") serves as investment adviser of the Funds and ICMA-RC Services, LLC ("RC Services") serves as distributor for the Funds. Vantagepoint Transfer Agents, LLC ("VTA") serves as the Funds' transfer agent. VIA, VTA and RC Services are subsidiaries of the ICMA Retirement Corporation ("RC"). RC also serves as investment adviser to the VantageTrust Company ("VTC") with respect to the VantageTrust, a group trust established and maintained by VTC that owns a majority of the shares of the Funds. VTC also is a subsidiary of RC. Together, RC, VTC, VIA, VTA and RC Services are referred to herein as the "RC Companies".

         VIA, as a manager of managers, does not directly manage the investments of the Funds on a day-to-day basis, with the exception of the Funds' temporary cash balances and investments in shares of other registered investment companies made by certain series of the Funds. Instead, VIA hires various third-party subadvisers to manage the portfolio of each Fund and to make day-to-day investment decisions for the Fund. This structure significantly limits, although it does not eliminate entirely, the possibility that most persons working at the RC Companies would possess or have access to knowledge about the Funds' current or proposed portfolio transactions or holdings that could lead to a violation of this Policy on Personal Investment Activity and Prevention of the Misuse of Inside Information ("Policy").

         This Policy has been adopted to meet the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1").1 It is based on the principle that all persons associated with the Funds, its adviser and its principal underwriter/distributor owe a fiduciary duty to the shareholders of the Funds to

----------------------------
(1) This Policy also has been adopted to meet the requirements of Section 15(f) of the Securities Exchange Act of 1934 ("Exchange Act") and Section 204A of the Investment Advisers Act of 1940.

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conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) placing their own personal interests ahead of the interests of the Funds' shareholders; (ii) taking advantage of their positions with the RC Companies for their own personal gain; and (iii) actual or potential conflicts between their interests and those of the Funds and its shareholders, or the appearance of such conflicts of interest. This Policy also reflects the requirement of Rule 17j-1 that each investment company, its adviser(s) and its underwriter(s) use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Policy.

         Federal law prohibits the purchase or sale of a security by any person on the basis of material, non-public information about that security or its issuer in breach of a duty of trust or confidence that is owed directly, indirectly or derivatively to the issuer of the security or its shareholders or to any other person who is the source of the information. It is also illegal to communicate such information to any other person in connection with a purchase or sale of a security. In addition, federal and state law make it unlawful for an investment adviser or its personnel to defraud or deceive an advisory client or otherwise breach their fiduciary duty to the client, including through the misuse of material, non-public information about or belonging to a client such as the Funds. It is the policy of the Funds and the RC Companies that all RC Associates (defined below), as well as members of the Funds' Board of Directors, the RC Board (defined below) and the Trust Company Board (defined below), must comply with all applicable provisions of federal and state securities laws and rules relating to the misuse of material non-public information. If an RC Associate or a member of one of the above-mentioned boards of directors acquires material, non-public information as a result of his or her relationship with the Funds, the RC Companies or a special or a confidential relationship with another person, such as an issuer, that person shall not communicate the information to anyone else or take investment action based on such information.

         EACH PERSON SUBJECT TO THIS POLICY HEREBY AGREES TO ABIDE BY ITS TERMS.

         This Policy extends to all RC Associates and to each member of the Fund's Board of Directors, the RC Board and the Trust Company Board. The effective date of this Policy, as amended, is December 31, 2003. Please direct any questions to Paul Gallagher, Senior Vice President and General Counsel of RC.

II.      DEFINITIONS

         1. ACCESS PERSON. Any officer or director of the Funds or VIA, and all RC Associates (defined below) who are Investment Personnel (defined below).

         2. RC ASSOCIATE. Any officer or employee of the Funds or of any RC Company or any current or future subsidiary of an RC Company.

         3.       FUND. Any series of the Funds.

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         4.       INVESTMENT PERSONNEL. (a) All officers of the Funds or of any
                  RC Company; (b) all RC Associates in the Investments Division, the Finance Division and the Legal Department of RC or VIA; and (c) any other RC Associate who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities (defined below) by the Funds, whether through interaction with a Subadviser (defined below), the Funds' custodian or otherwise, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         5. SPECIAL PURPOSE INVESTMENT PERSON. Any RC Associate or member of the Funds' Board of Directors, the RC Board or the Trust Company Board who, by virtue of his or her position, may be in a position from time to time to obtain prior or contemporaneous information regarding the purchase or sale of Covered Securities for the Funds. A person is Special Purpose Investment Person only with respect to Covered Securities as to which he or she has such prior or contemporaneous information.

         6.       RC BOARD: The Board of Directors of RC.

         7.       TRUST COMPANY BOARD: The Board of Directors of VTC.

         8. SUBADVISER. Any individual or firm that contracts with the Funds or with VIA to manage any portion of the Funds' assets for compensation. Each Subadviser shall adopt a written code of ethics governing personal investment activity that meets the requirements of Rule 17j-1 ("Rule 17j-1 Code"). Any person that is an "access person" (as defined in Rule 17j-1) of a Subadviser shall be subject to and comply with the Rule 17j-1 Code of such Subadviser.

         9. COMPLIANCE OFFICER. The person or persons who may be designated from time to time by, respectively, the President of the Funds, the President of the Trust Company and/or the Chief Executive Officer of RC to administer the provisions of this Policy.

         10. SECURITY. The term "security" shall have the same meaning as set forth in Section 2(a)(36) of the 1940 Act and includes any stock or bond.

         11. COVERED SECURITY. Any security, including shares of the Funds, but excluding any direct obligation of the U.S. government, bank certificate of deposit, commercial paper, high quality short-term debt instrument (including a repurchase agreement), such other money market instruments as may be designated from time to time by the Funds' Board and shares of any open-end investment companies other than the Funds.

         12. BEING PURCHASED OR SOLD. A security is "being purchased or sold" from the time when a purchase or sale of the security on behalf of the Funds has been

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Insider Trading Policy
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                  recommended, or communicated to the person who places buy and sell orders on behalf of the Fund, by a Subadviser to the time that such transaction has been completed or terminated.

         13. BENEFICIAL OWNERSHIP. This term shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) for purposes of determining whether a person is a direct or indirect beneficial owner of securities. "Beneficial ownership" is generally understood to include those securities from which a person enjoys economic benefits, such as the opportunity to share in any profits derived from a transaction in the securities, which are substantially equivalent to ownership regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of his or her spouse or minor children or in the name of another immediate family member sharing the same household;

                  (iii) ultimate ownership rights to securities held by a trustee, executor or administrator or by custodians, brokers or relatives;

                  (iv) securities owned by a partnership or limited liability company of which the person is a general partner or managing member;

                  (v) a person's proportionate share of securities owned through an investment club or similar organization;

                  (vi) securities held by a corporation which can be regarded as a personal holding company;

                  (vii) securities recently purchased by a person and awaiting transfer to his or her name.

         14. INITIAL PUBLIC OFFERING. An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 ("1933 Act"), the issuer of which, immediately before registration, was not subject to the reporting requirements of
                  Section 13 or Section 15(d) of the Exchange Act.

         15. LIMITED OFFERING. A Limited Offering means an offering of securities that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or Rule 504, Rule 505 or Rule 506 (e.g., private placements).

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III.     RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

         When buying or selling any security, no RC Company, RC Associate and no member of the Funds' Board of Directors, RC Board or Trust Company Board may:

         -    Employ any device, scheme, or artifice to defraud the Funds

         - Make to the Funds any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading

         - Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds

         -    Engage in any manipulative practice with respect to the Funds

         With respect to investments in the Funds, no RC Associate, and no member of the Funds' Board of Directors, the RC Board or the Trust Company Board may:

         - purchase or redeem shares of a Fund in violation of the policies and restrictions set forth in the Fund's prospectus, including, but not limited to, the restrictions limiting the frequency of transfers into and out of the same Fund that are designed to prevent so-called "market timing" and protect the interests of long-term investors in the Funds.

         A. THE FOLLOWING ADDITIONAL RESTRICTIONS SHALL APPLY SPECIFICALLY TO INVESTMENT PERSONNEL:

              1. BLACKOUT PERIODS. Investment Personnel may not purchase or sell, directly or indirectly, any Covered Security (including a related security, such as an option on the Covered Security or a security convertible or exchangeable into the Covered Security) (a) within five (5) days after the time that the same Covered Security is purchased or sold by a Fund (subject to the exception set forth in Section IV for the Vantagepoint Index Funds) or (b) at any time when they have actual knowledge that a Covered Security is being purchased or sold, or recommended or considered for purchase or sale, by a Fund until five (5) days after the Fund's purchase or sale transaction in such Covered Security has been completed or the Covered Security is no longer being recommended or considered for purchase or sale by the Fund.

              2. SHORT-TERM TRADING. Investment Personnel generally may not realize a profit from the purchase and sale of the same security within a period of sixty (60)days. It is recognized that short-term trading is not dispositive of whether an individual

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                  is trading on inside information. Accordingly, Investment
                  Personnel may apply to the Compliance Officer for an exception from this provision, which will be granted if the Compliance Officer reasonably believes that the trade is not based on inside information and has no potential to harm the Funds or their shareholders. The Compliance Officer shall make and keep a record of all waivers granted under this provision, including a brief summary of the reasons for granting the waiver.

              3. INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS. Investment Personnel shall not acquire any security in an Initial Public Offering or Limited Offering.

              4. SERVICE ON BOARDS OF DIRECTORS. Investment Personnel may not serve on the Board of Directors of any publicly traded company unless such service has been previously approved by the President of RC and the President of the Funds.

              5. SHORT SALES. Investment Personnel shall not engage in short sales of securities.

         B. THE FOLLOWING RESTRICTION SHALL APPLY TO SPECIAL PURPOSE INVESTMENT PERSONS:

              If any Special Purpose Investment Person has actual prior or contemporaneous knowledge of a Covered Security being purchased, sold recommended or considered for the Funds, such person shall not trade in such Covered Security for a period of 5 days from the later of the date such knowledge is gained or the date the trade is completed or is no longer being considered.

         C. THE FOLLOWING RESTRICTION SHALL APPLY TO ALL RC ASSOCIATES WITH RESPECT TO ANY SECURITY IN WHICH THEY HOLD RIGHTS OF BENEFICIAL OWNERSHIP AS DEFINED HEREIN:

              RC Associates may not purchase or sell the securities of any company that, directly or through a control relationship with another company, has a substantial business relationship with the Funds or any RC Company.

IV.      EXEMPTED TRANSACTIONS.

         The prohibitions and reporting requirements contained in this Policy shall not apply to the following ("Exempted Transactions"):

         1. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

         2. Purchases or sales of shares of any third-party open-end investment company, i.e., shares of any mutual fund other than the Funds.

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         3.   Purchases or sales which are non-volitional.

         4. Purchases which are part of an automatic dividend reinvestment plan.

         5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of Securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

         6. Purchases and sales of Securities corresponding with purchases and sales of the same Securities by a Vantagepoint Index Fund.

         7. Any purchase or sale of Securities which has been determined, upon investigation by the Compliance Officer, to present no reasonable likelihood or potential for harm to the Funds or their shareholders.

         8. Any purchase or sale of securities other than shares of the Funds involving $1,000 or less.

         9. Any purchase of shares of the Funds effected through pay roll deductions at the RC Companies or the employer of an Access Person's spouse or family member.

         10. Any purchase or redemption of shares of the Funds effected through an automatic share rebalancing or asset allocation plan offered by RC.

V.       PRIOR APPROVAL AND REPORTING

         This Policy recognizes the fact that the Funds employ a subadvisory structure in which virtually all investment decisions with respect to Covered Securities are made by non-affiliated subadvisers, and that RC Associates are not responsible for placing buy and sell orders on behalf of the Funds.

         In addition to the specific requirements set forth above, the following requirements shall apply to securities transactions by RC Associates, Access Persons, Investment Personnel and Special Purpose Investment Persons, as noted:

         1. PRIOR APPROVAL. Investment Personnel shall receive prior approval from the Compliance Officer before purchasing or selling Covered Securities other than through Exempted Transactions by submitting a request electronically or on paper, on the Personal Securities Transactions Request Form attached hereto as Exhibit A.

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         2.   REPORTING.

              (i) All RC Associates shall report any accounts through which they hold or invest in shares of the Funds. This reporting requirement shall not apply to accounts held under the ICMA Retirement Corporation Retirement Savings Plan or other employee benefit plans established and maintained by RC.

              (ii) Access Persons and Investment Personnel shall report to the Compliance Officer all personal holdings of Covered Securities and any brokerage or other securities accounts they maintain or that are maintained on their behalf. An initial report must be filed within ten (10) days of becoming an Access Person. Thereafter, an annual report, containing updated information as of December 31 of each year, must be filed within thirty (30) days of the end of each calendar year.

              (iii) Every person covered by this Policy shall certify annually that he or she has read and understands this Policy; has complied with its requirements; and has reported all Securities transactions required to be reported pursuant to this Policy.

              (iv) Access Persons and Investment Personnel shall file a report of their transactions in Covered Securities during each calendar quarter with the Compliance Officer within ten (10) days of the end of the quarter. Such report shall include the following: name of the Covered Security; the number of shares or principal amount, maturity date and interest rate, if applicable; the date of the transaction; the nature of the transaction (i.e., purchase or sale); the price at which the transaction was effected; and the name of the broker or dealer with or through whom the transaction was effected. Access Persons and Investment Personnel will also report any securities accounts established by them or on their behalf during the calendar quarter.

              (v) Independent directors of the Funds, and members of the RC Board and Trust Company Board who are not also officers or employees of RC, shall report transactions in Covered Securities under this Policy on a quarterly basis only if they knew or should have known, at the time of each such transaction, that, during the 15 day period immediately preceding or following the date of the transaction, the same Covered Security was purchased or sold or was being considered for purchase or sale by a Fund. The "should have known" standard does not imply: a duty of inquiry; presume that a director can deduce or extrapolate from presentations or discussions about Fund strategies; or impute knowledge from awareness of a Fund's holdings, policies, objectives, and restrictions.


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VI.      BOARD REVIEW

         1. The President of the Funds, the President of the Trust Company and the Chief Executive Officer of RC shall report all violations of this Policy to, respectively, the Fund's Board of Directors, the RC Board and the Trust Company Board at their respective board meetings following such violation.

         2. An annual report relating to this Policy shall be presented to the Fund's Board of Directors, the RC Board and the Trust Company Board, and such report shall:

              (i) summarize the current Policy and any material changes made during the year;

              (ii) describe any issues arising under the Policy since the last report, including information about material violations of the Policy and sanctions imposed in response to those violations; and

              (iii) identify any recommended changes in existing restrictions or procedures based on the Funds' experience under this Policy, evolving industry practices, or developments in applicable laws or regulations.

         3. VIA and RC Services shall certify annually to the Funds' Board of Directors that each has adopted procedures reasonably necessary to prevent its Access Persons from violating the provisions of this Policy.

         4. Each Subadviser shall submit a copy of its Rule 17j-1 Code for approval of the Funds' Board of Directors prior to being hired. Each Subadviser annually shall furnish to the Fund's Board of Directors a written report of any issues arising under its Rule 17j-1 Code, including a report of any material violations and any sanctions imposed in response to those violations. Each Subadviser will also certify annually that it has adopted procedures reasonably necessary to prevent its access persons from violating the provisions of its Rule 17j-1 Code.

         5. The Funds' Board of Directors must approve any material change to this Policy or to any Subadviser's Rule 17j-1 Code no later than six (6) months after adoption of the material change.

VIII.    SANCTIONS

         Upon discovering a violation of this Policy, the President of the Funds, RC, VIA, VTC, VTA or RC-Services may impose such sanctions as they deem appropriate, including but not limited to, forfeiture of future discretionary compensation, a letter of censure, or suspension or termination from employment.

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IX.      RETENTION OF RECORDS

         This Policy, a copy of each required report filed, any written report relating to the interpretation of this Policy, or violations hereunder, shall be preserved with the records of the Funds for the period required by Rule 17j-1, as amended.

Dated: December 31, 2003

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Insider Trading Policy
Exhibit A

                             THE VANTAGEPOINT FUNDS
                           ICMA RETIREMENT CORPORATION
          VANTAGEPOINT INVESTMENT ADVISERS, LLC, ICMA-RC SERVICES, LLC
             VANTAGEPOINT TRANSFER AGENTS, LLC, VANTAGETRUST COMPANY

                  PERSONAL SECURITIES TRANSACTION REQUEST FORM

NAME: _________________________________________________________

LEGAL NAME OF ACCOUNT: __________________________________________________

TRANSACTION DATE: ____________________      TIME REQUESTED: ______________

BUY________                SELL_________    SECURITY: __________________________
                                            STOCK SYMBOL OR CUSIP NO:___________

NUMBER OF SHARES: ________ APPROX. PRICE: _____ OR TOTAL US DOLLAR AMOUNT: _____

Broker: ____________________________             ACCOUNT #: ____________________

CONTACT IN COMPLIANCE DEPARTMENT: Myles Edwards

I hereby certify that I have no knowledge whether this security is being purchased, sold, recommended or considered for purchase or sale by The Vantagepoint Funds. To the best of my knowledge, this proposed transaction does not violate any provisions of the Policy on Personal Investment Activity and Prevention of the Misuse of Inside Information.

SIGNATURE: _______________________________________   DATE: _________________

                            FOR COMPLIANCE USE ONLY

This security has [ ] has not been [ ] purchased or sold for The Vantagepoint Funds within the last five (5) calendar days.

COMPLIANCE CHECK COMPLETED BY: ________________________________________
COMPLIANCE OFFICER: ______________________________________________________

                       NOTIFICATION OF APPROVAL OR DENIAL

DATE: _______________________________       TIME RESPONDED:______________

APPROVED: _______ DENIED: _______

COMMENTS: _____________________________________________________________

FORM COMPLETED BY: _____________________________________________________